UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	November 3, 2011

SOUTHERN CALIFORNIA GAS COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-1402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 WEST FIFTH STREET, LOS ANGELES, CA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 2.02   Results of Operations and Financial Condition.

The information furnished in this Item 2.02 and in Exhibits 99.1 and 99.2 shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing of Southern California Gas Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On November 3, 2011, Sempra Energy, of which Southern California Gas Company is a consolidated subsidiary, issued a press release announcing consolidated earnings of $296 million, or $1.22 per diluted share of common stock, for the third quarter of 2011. The press release has been posted on Sempra Energy's website (www.sempra.com) and a copy is attached as Exhibit 99.1.

Concurrently with the website posting of such press release and as noted therein, Sempra Energy also posted its Statements of Operations Data by Business Unit for the three months and nine months ended September 30, 2011 and 2010. A copy of such information is attached as Exhibit 99.2.

The Sempra Energy financial information contained in the press release includes, on a consolidated basis, information regarding Southern California Gas Company's results of operations and financial condition.

Item 9.01  Financial Statements and Exhibits.

         Exhibits

          99.1

November 3, 2011 Sempra Energy News Release (including tables)

          99.2

Sempra Energy's Statements of Operations Data by Business Unit for the three months and nine months ended September 30, 2011 and 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY
(Registrant)

Date: November 3, 2011	By: /s/ Robert Schlax
Robert Schlax Vice President, Controller and Chief Financial Officer